SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________

 Date of Report (Date of earliest event reported) August 31, 2001

                         BICO, INC.
  (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-10822                     25-1229323
(State of other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                        Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,Pennsylvania 15220
     (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673

     ______________________________________________________

 (Former name or former address, if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          ViaCirq, Inc. and Phoenix Hospital Management are proceeding with optimism and have agreed to extend the memorandum of understanding, signed on July 26, 2001, in order to complete the formation of the fifty-fifty joint venture (NEWCO). The proposed joint venture between the two companies is taking longer than anticipated to complete due to translation of medical and legal terms between English and Mandarin Chinese and delays caused by the 12-hour time difference between Pittsburgh and Beijing.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
                Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO
DATED:  August 31, 2001




           VIACIRQ, CHINESE FIRM EXTEND DEADLINE

Pittsburgh,  PA  -  August 31, 2001  -  ViaCirq,  Inc.  and
Phoenix Hospital Management are proceeding with optimism and have agreed to extend the memorandum of understanding, signed on July 26, 2001, in order to complete the formation of the fifty-fifty joint venture (NEWCO). The proposed joint venture between the two companies is taking longer than anticipated to complete.

     Because of their eagerness to begin working under the terms of the venture, both sides established a deadline of August 31, 2001, which they now realize was too aggressive.
Neither side anticipated the increased time that it would take to translate medical and legal terms between English and Mandarin Chinese nor delays caused by the 12-hour time difference between Pittsburgh and Beijing. Both parties have therefore agreed to exercise their options to extend the timeframe within the memorandum of understanding while finalizing the joint venture agreement.

     "We are excited to begin working with Phoenix Hospital
Management  to  bring  our  technology  to  their   medical
facilities in China," said ViaCirq President and CEO  Glenn
Keeling. "Extending the deadline to overcome logistical and
translation barriers only ensures that we have  a  detailed
venture  agreement  in  a  format  that  both  of  us   are
comfortable."

      ViaCirq, a 99% subsidiary of BICO, Inc. (OTCBB:BIKO) is experiencing success in the domestic U.S. market with its ThermoChem HT System. The device is used by physicians to deliver intraperitoneal hyperthermia as an adjunctive therapy with surgery and chemotherapy in the treatment of advanced cancer. 50 of the ThermoChem HT systems and 5,000 disposable kits will be sold to NEWCO with Phoenix capitalizing that purchase. The Phoenix capitalization of NEWCO will result in net proceeds of an estimated $10 million
(USD) to ViaCirq after the cost of goods.

     BICO, Inc. has its corporate offices in Pittsburgh and
is   involved   in  the  development  and  manufacture   of
biomedical  devices  and environmental  solutions.   BICO's
subsidiary, ViaCirq, Inc., also located in Pittsburgh, PA, is committed to developing, manufacturing and marketing leading-edge hyperthermia products and services of the highest quality and value.

FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax
INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204 www.bico.com www.viacirq.com